UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

PALATIN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4B Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 495-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PTN[1]	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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1 Palatin Technologies, Inc. (the “Company”) has received a notice from the NYSE American LLC (“NYSE American”) stating that the NYSE Regulation has determined that the Company is no longer suitable for listing pursuant to Section 1003(f)(v) of the NYSE American Company Guide due to the low selling price of the Company’s Common Stock. NYSE American commenced delisting proceedings in connection with the foregoing determination, and trading the Company’s common stock was suspended on May 7, 2025. From May 8, 2025 through June 6, 2025 the Company’s common stock has traded on the Pink Market of the OTC Markets Group under the trading symbol “PTNT”.  Since June 9, 2025 the Company’s common stock has traded on the OCTQB Market of the OTC Markets Group under the trading symbol “PTNT”.

Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2025, Palatin Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue, in a private placement (the “Private Placement”), (i) an aggregate of 3,400 shares of the Company’s newly designated Series D Convertible Preferred Stock, par value $0.01, with a stated value of $100 per share (the “Preferred Stock”), initially convertible into up to 3,090,909 shares of the Company’s common stock (such shares underlying the Preferred Stock, the “Conversion Shares”), par value $0.01 per share (the “Common Stock”) at an initial conversion price of $0.11, and (ii) Series I common stock purchase warrants (the “Warrants”) to purchase up to an aggregate of 6,181,818 shares of Common Stock (such shares underlying the Warrants, the “Warrant Shares”). The Preferred Stock and Warrants were sold at a combined offering price of $0.11 per share of Preferred Stock and accompanying Warrants. The Purchasers in the Private Placement consisted of Carl Spana, the Company’s President and Chief Executive Officer, Stephen T. Wills, the Company’s Executive Vice President, Chief Financial Officer, and Chief Operating Officer, John K.A. Prendergast, a director on and Chairman of the Company’s board of directors, and Alan W. Dunton, a director on the Company’s board of directors. The Private Placement closed on June 13, 2025.

The gross proceeds from the Private Placement, before deducting offering expenses, were $340,000. The Company intends to use the net proceeds received from the Private Placement for general working capital purposes.

The Purchase Agreement contains representations and warranties that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The Purchase Agreement also contains customary conditions to closing, termination rights of the parties, and ongoing covenants for the Company. The Company agreed, as soon as practicable (and in any event within 30 calendar days of the date of the Purchase Agreement), that the Company will file a registration statement on Form S-3 (or other appropriate form if the Company is not then Form S-3 eligible) providing for the resale by the Purchasers of the Conversion Shares and the Warrant Shares. The Company is obligated to use commercially reasonable efforts to cause such registration statement to become effective within 60 days following the closing date (or within 90 calendar days following the closing date in case of “full review” of such registration statement by the U.S. Securities and Exchange Commission (the “SEC”)) and to keep such registration statement effective at all times until no Purchaser owns any Securities.

The Warrants have an exercise price of $0.11 per share, will be exercisable on or after the date that approval is obtained from the Company’s stockholders (the “Stockholder Approval”) as may be required by the NYSE American (or any successor entity) (the “Stockholder Approval Date”), and will expire on the five-year anniversary of the Stockholder Approval Date, subject to the terms and conditions contained in such Warrant.

A holder (together with its affiliates) may not exercise any portion of the Common Warrants to the extent that the holder would own more than 9.99% (or, at the holder’s option upon closing of the Offering, 4.99%) of the number of shares of the Company’s outstanding Common Stock immediately after exercise. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

The description of the Preferred Stock is set forth below under Item 5.03 and is incorporated by reference herein.

The descriptions of terms and conditions of the Purchase Agreement, the Preferred Stock, and the Warrants set forth in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by the full text of the form of Purchase Agreement, the Certificate of Designation for the Preferred Stock, and the form of Warrant, which are attached hereto as Exhibits 10.1, 3.1, 4.1, respectively, and incorporated herein by reference. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business and investors, and the public should look to other disclosures contained in the Company’s filings with the SEC for any other such factual information.

This Current Report on Form 8-K does not constitute an offer to sell securities or a solicitation of an offer to buy securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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Item 3.02 Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Current Report on Form 8-K related to the Private Placement and the issuance of the Preferred Stock, Warrants, Conversion Shares, and Warrant Shares are incorporated by reference into this Item 3.02. The Preferred Stock, Warrants, Conversion Shares, and Warrant Shares described in this Current Report on Form 8-K have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered and sold in reliance upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 10, 2025, the Company filed a Certificate of Designation of the Rights, Powers, Preferences, Privileges, and Restrictions, of the Series D Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware to create the Preferred Stock. The Preferred Stock is convertible into Conversion Shares at the election of the holder, and without the payment of additional consideration by the holder, at any time at an initial conversion price of $0.11 per share (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications, and the like. The Preferred Stock is not subject to redemption by the Company or the holders.

Dividends on the Preferred Stock accrue and accumulate on a daily basis in arrears during each Dividend Period (as defined in the Certificate of Designation) at a rate of 8% per annum, whether or not such dividends are earned or are declared by the Board or the Company is permitted by law to pay dividends. The holders of Preferred Stock are entitled to vote with holders of the Common Stock on an “as converted to common stock” on all matters to which the holders of Common Stock are entitled or required to vote.

The Preferred Stock has a liquidation preference in the event of any liquidation, dissolution, or winding up of the Company.

There is no established public trading market for the Preferred Stock and the Company does not intend to list the Preferred Stock on any national securities exchange or nationally recognized trading system.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

3.1	Certificate of Designation of the Rights, Powers, Preferences, Privileges, and Restrictions, of the Series D Convertible Preferred Stock of Palatin Technologies, Inc.

4.1	Form of Series I Common Stock Purchase Warrant.

10.1	Form of Securities Purchase Agreement, dated June 10, 2025, by and between the Company and the purchasers named therein.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: June 13, 2025	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST
Executive Vice President, Chief Financial Officer and Chief Operating Officer

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